UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2012

THE MCGRAW-HILL COMPANIES, INC.

(Exact Name of Registrant as Specified in its Charter)

New York	1-1023	13-1026995
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1221 Avenue of the Americas, New York, New York 10020

(Address of Principal Executive Offices) (Zip Code)

(212) 512-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01         Entry into a Material Definitive Agreement.

            On November 26, 2012, The McGraw-Hill Companies, Inc., a New York corporation (the “Company”) and certain subsidiaries (collectively, the “Sellers”), along with McGraw-Hill Education LLC, entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with MHE Acquisition, LLC (the “Purchaser”), an entity wholly-owned by investment funds managed by affiliates of Apollo Global Management, LLC. Pursuant to the Purchase Agreement, the Purchaser will acquire certain subsidiaries of the Company (the “Education Group”) engaged in the education business (the “Education Business”) for $2.5 billion (the “Transaction”), consisting of $2,250 million in cash and $250 million in senior unsecured notes, the terms of which are described below.  The purchase price will also be subject to purchase price adjustments as described further in the Purchase Agreement.  The Company estimates that its proceeds from the Transaction will be approximately $1.9 billion net of tax and closing adjustments.  The transaction is expected to close in late 2012 or early 2013.

            As part of the consideration for the Transaction, the Purchaser will issue to the Company or one or more of its designated affiliates senior unsecured notes in an aggregate principal amount of $250 million (the “Seller Notes”).  The Seller Notes will bear interest at a rate of 8.5% per annum until the fifth anniversary of the Closing and 11.0% per annum thereafter.  Interest on the Seller Notes will be compounded semi-annually and will be payable in cash or in kind, at the election of the Purchaser, until the fifth anniversary of the Closing and in cash thereafter.  The Purchaser may redeem the Seller Notes, in whole or in part, at any time, at par, plus accrued and unpaid interest to the redemption date, plus, after the fifth anniversary of the Closing, a premium declining over time to zero.  The Seller Notes will mature 8½ years after the Closing and will be subject to mandatory redemption (or a mandatory offer to repurchase) upon the occurrence of certain events, including a change of control. Furthermore, upon the occurence of certain events, the interest rate applicable to the Senior Notes may become 11.0% per annum and the redemption premium may begin to apply prior to the fifth anniversary of the Closing.

            Consummation of the Transaction is subject to certain customary closing conditions, including, among others, the expiration of the HSR waiting period and the receipt of regulatory approvals in certain foreign jurisdictions. The obligations of the parties to close the Transaction are also subject to the accuracy of representations and warranties of, and compliance with covenants by, the other party as set forth in the Purchase Agreement (in each case subject to materiality) and, in the case of the Purchaser’s obligations, the absence of any material adverse change affecting the Education Group.

            The Purchase Agreement contains customary indemnification obligations of each party with respect to breaches of their respective representations, warranties and covenants, and certain other specified matters and generally provides that the Company will indemnify the Purchaser for liabilities not related to the Education Business and the Purchaser will indemnify the Company for liabilities related to the Education Business.

            The parties to the Transaction have made customary representations and warranties, and covenants, including with respect to the conduct of the Education Business during the interim period between the execution of the Purchase Agreement and the Closing.

            The representations, warranties and covenants set forth in the Purchase Agreement have been made only for the purposes of such agreement and were solely for the benefit of the parties to the Purchase Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures, may have been made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the Purchase Agreement is included with this filing only to provide investors with information regarding the terms of the Purchase Agreement, and not to provide investors with any other factual information regarding the parties or their respective businesses, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the Securities and Exchange Commission.

            Under certain conditions specified in the Purchase Agreement, the Sellers may be entitled to a reverse termination fee of $125 million if financing is not obtained and the Purchaser is unable to close on the Transaction.

            At Closing, the parties will enter into a transition services agreement to provide certain transitional services with respect to the Education Group following the Transaction.

            The parties have also agreed to enter into a trademark coexistence agreement whereby the Purchaser will have the exclusive right to utilize certain McGraw-Hill Education marks associated with the Education Business in the education field of use, and the Company will retain the exclusive right to use such marks in all other fields of use.

            A copy of the Purchase Agreement is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference.  The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement.

Item 8.01         Other Events.

            A press release announcing the Transaction was issued by the Company on November 26, 2012, a copy of which is included as Exhibit 99.1 hereto and hereby incorporated by reference.

Item 9.01         Financial Statements and Exhibits.

(d)                    Exhibits

2.1       Purchase and Sale Agreement between The McGraw-Hill Companies, Inc., McGraw-Hill Education LLC, various sellers named therein and MHE Acquisition, LLC, dated November 26, 2012. (Pursuant to Item 601(b)(2) of Regulation S-K, the registrant hereby agrees to supplementally furnish to the Securities and Exchange Commission upon request any omitted schedule or exhibit to the Purchase Agreement.)

99.1     The McGraw-Hill Companies, Inc. Press Release, dated November 26, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE McGRAW-HILL COMPANIES, INC.

By:	/s/ Kenneth M. Vittor
Name: Kenneth M. Vittor
Title: Executive Vice President and General Counsel

Dated: November 26, 2012

INDEX TO EXHIBITS

Exhibit Number

2.1       Purchase and Sale Agreement between The McGraw-Hill Companies, Inc., McGraw-Hill Education LLC, various sellers named therein and MHE Acquisition, LLC, dated November 26, 2012. (Pursuant to Item 601(b)(2) of Regulation S-K, the registrant hereby agrees to supplementally furnish to the Securities and Exchange Commission upon request any omitted schedule or exhibit to the Purchase Agreement.)

99.1     The McGraw-Hill Companies, Inc. Press Release, dated November 26, 2012.